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EXHIBIT 99.1

Press Release
SOURCE: FiNet.com, Inc.

FiNet.com Announces Strategic Investment in CriticalPoint Software

SAN RAMON, Calif.—Oct 4, 2001—FiNet.com, Inc. (Nasdaq: FNCM–news), (the "Company") announced a strategic investment and partnership in CriticalPoint Software, a company that has developed a new database technology that enables radical improvements in the ways people use and interact with information.

CriticalPoint Software, based in Orinda, Calif., has developed its MetaNetTM technology to address fundamental problems in searching and navigating structured, as well as, unstructured information. The database technology, MetaNetTM, has been first applied to develop a platform for natural language querying. Target applications for the technology include any industries that require searching through large amounts of data such as real estate, financial services, high technology and consumer/retail.

"FiNet previously announced its intention to diversify its holdings and we see CriticalPoint as an excellent company to add to our portfolio," stated Dan Rawitch, FiNet's Interim Chief Executive Officer. "When we examined the power of the technology and researched its potential for the real estate industry we saw it as a natural fit to our business model of enabling mortgage brokers and realtors with tools that really make a difference," Dan Rawitch added.

In conjunction with its strategic $3.0 million investment in CriticalPoint, the Company received a substantial equity position and anticipates obtaining rights to market the MetaNetTM technology with CriticalPoint nationally in the real estate vertical market. FiNet intends to offer this search technology initially to its client base and then market it on a larger scale to national real estate firms, multiple listing services and internet home search repositories.

"We are excited to be working with such an innovative and collaborative partner," said Jeffrey Davitz, CriticalPoint Software CEO. "They clearly understand the value of new technology and how it enables new and powerful solutions to genuine business problems. And FiNet gives CriticalPoint direct access to a market that is primed for a radical step forward. Information is the lifeblood of the real estate industry and CriticalPoint's MetaNetTM solution will make it markedly easier for real estate professionals to get timely, accurate information."

About CriticalPoint Software:

CriticalPoint Software was founded in the spring of 2000 by a group of Columbia University and Stanford University engineers and scientists. The company has developed a unique software system allowing workers to interact with technology using common sense and plain English. Instead of asking people to adapt to machines, MetaNetTM helps technology adapt to people, enabling computers to truly understand and respond to ordinary human communication. Providing easy and natural human-computer interaction, MetaNetTM is applicable wherever humans work with computers to find information or request action: website directories & catalogs, help desks and customer self-service applications, employee document management and intranet self-service, in-store kiosks, and voice portals. Vince Vannelli, former head of Inktomi's Network Products Division is now chairman of the board; advisory Board members include John Seely Brown, former director of Xerox PARC and currently Chief Scientist of Xerox, Stan Peters, chairman of the Stanford Linguistics Department, John Page, founder of Software Publishing, and Sam Prather, former head of engineering at Commerce One.

CriticalPoint is headquartered in Orinda, CA and can be found on the internet at www.criticalpointsoftware.com. For additional information, please call 925-258-7000.

Safe Harbor

Certain statements in this press release, including statements regarding the Company's diversification of its holdings and its ability to provide the MetaNetTM technology to the real estate industry, the application and acceptance of this technology by the mortgage broker and real estate industries and the effect that the MetaNetTM technology will have on the real estate industry, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, including the failure of CriticalPoint to perform as a successful investment for the Company, CriticalPoint's ability to adapt the MetaNetTM technology for use in the mortgage broker and real estate industries; dependence on introduction and market acceptance of the MetaNetTM technology by mortgage brokers, real estate agents and the public at large; the ability of the MetaNetTM technology to facilitate the acquisition of timely and accurate information; potential volatility in operating results; investment in the volatile technology industry and the business and economic conditions and growth in the mortgage and information technology industries, results may differ materially from those expressed or implied by such forward-looking statements. Investors are also encouraged to read the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which are on file with the Securities and Exchange Commission.

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  EXHIBIT 99.1